SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of


                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 23, 2002



                         Commission File Number: 0-24352


                                 INTERIORS, INC.
                                 ---------------
             (Exact name of registrant as specified in its charter)


        Delaware                                               13-3590047
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 (State of organization)                                    (I.R.S. Employer
                                                          Identification No.)

91 French Avenue, Braintree, Massachusetts                       02184
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(Address of principal executive office)                        (Zip Code)

                                 (781) 848-2133
                                 --------------
              (Registrant's telephone number, including area code)


               320 Washington Street, Mt. Vernon, New York 10553
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         (Former name or former address, if changed since last report)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On January 23, 2002, Interiors, Inc., a Delaware corporation (the "Company") completed the sale of all of the outstanding capital stock of its indirect wholly-owned subsidiary Concepts 4, Inc., a California corporation ("Concepts"), to Homada LLC, a California limited liability company ("Homada"), pursuant to the terms and conditions of that certain Stock Purchase Agreement, dated as of January 16, 2002, by and among the Company, Habitat Solutions, Inc., a Delaware corporation, and Homada. Homada is owned by the management and former shareholders of Concepts 4, which is engaged in the business of designing interior public spaces for hotels and resorts, and sourcing and installing interior design components.

        At the time of sale, the Company owed over $5.0 million to former shareholders of Concepts 4 in purchase price installments and promissory notes relating to the Company's original acquisition of Concepts 4, of which approximately $1.9 million was currently due and payable by the Company, and which was secured by a pledge of 10.0 million shares of the Company's common stock. The purchase price paid by Homada for Concepts 4 included Homada's assumption of the indebtedness of the Company to the former shareholders of Concepts 4 plus payment of an additional $1.5 million, $750,000 of which was paid in cash at closing, $125,000 of which was paid by execution and delivery of an unsecured promissory note of Homada which was paid on January 30, 2002, and $625,000 of which was paid by execution and delivery of an unsecured promissory note of Homada which is payable over five years. As a result of the sale, the
10.0 million shares of Company stock held as collateral for the indebtedness was returned to the Company and retired. All cash proceeds from the sale of Concepts 4 were paid directly to the Company's first priority senior secured lender. Additional contingent purchase consideration may be payable based upon the achievement of certain operating results of Concepts 4 over the next three years.

ITEM 5. OTHER EVENTS.

        On January 23, 2002, Mark J. Allen was appointed to the Company's Board of Directors, and subsequently accepted the position of President of the Company. Mr. Allen is the President and founder of True To Form Limited, Inc. a designer, manufacturer and marketer of designer lighting and architectural products. Mr. Allen was previously the Chief Executive Officer and a director of CSL Lighting Manufacturing, Inc. from 1994 until February 1999, when he resigned from those positions following the Company's acquisition of a controlling interest in CSL Lighting Manufacturing. The Company subsequently sold the assets of CSL Lighting Manufacturing in February 2001. From 1991 through 1994, Mr. Allen was employed by H. J. Meyers & Co., Inc. an investment banking firm, as Vice President, Corporate Finance and Director of Private Placements. From 1983 through 1994, Mr. Allen was employed at various investment banking firms including Shearson Lehman, Paine Webber and A.G. Edwards.

        Following Mr. Allen's appointment, on January 31, 2002, Lawrence Shatsoff resigned from the Board of Directors and as Executive Vice President of the Company.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. Not Applicable.

        (b) PRO FORMA FINANCIAL INFORMATION. It is impracticable at this time for the Company to provide the pro forma financial information that may be required to be included herein. The Company hereby undertakes to file such required pro forma financial information as soon as practicable, but in no event later than April 8, 2002.

        (c) The following Exhibits are filed as part of this Current Report on Form 8-K:

              4.1 Stock Purchase Agreement, dated as of January 16, 2002, by and among the Company, Habitat and Homada.;

              99.1  Press Release of the Company, dated February 1, 2002.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       INTERIORS, INC.


                                       By: /s/ Mark J. Allen
                                           -----------------------------------
                                           Mark J. Allen
                                           President

Dated:  February 7, 2002



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



                                  EXHIBIT INDEX

EXHIBIT NO.   DESCRIPTION
----------    -----------

4.1 Stock Purchase Agreement, dated as of January 16, 2002, by and among the Company, Habitat and Homada.

99.1          Press Release of the Company, dated February 1, 2002.